SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549

                                 CURRENT REPORT
                           ON FORM 8-K



             Pursuant to Section 13 or 15(d) of the
               Securities and Exchange Act of 1934



Date of Report :  August 8, 1996 (Date of earliest event reported)
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                            (July 25, 1996 )
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                                  MANAGEMENT TECHNOLOGIES, INC.
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             (Exact name of Registrant as specified in its Charter)


                           NEW YORK
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State or other jurisdiction of incorporation)


     0-17206                              13-3029797
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Commission File No.                 I.R.S. Employer Identification


630 Third Avenue, New York, NY        10017
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Address of principal                         Zip Code
executive offices


      (212) 557-0022
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Registrant's telephone number,
including area code
ITEM 5.  OTHER EVENTS


     On July 25, 1996, the Registrant ("Management Technologies, Inc." or "the Company") placed $900,000 of its Series H 6.5 % convertible debenture (the "Series H Debenture"), maturing December 31, 1997, with various parties, pursuant to a resolution of the Company's Board of Directors. The amounts placed and the Series H subscribers are as follows:
Pierre Kahla            $450,000
CGB Companie Bancaire   $100,000
Geneve
Banque Hottinguer       $50,000
Gelin                   $100,000
M-Fund SICAV            $200,000

The Series H Debenture is convertible at the lower of 100 % of the average closing bid for the market price of the Company's stock as traded on the Over-the-Counter market for a five (5) consecutive business days immediately preceding July 5, 1996 or 70 % of the average closing bid for the market price of the Company's stock as traded on the Over-the-Counter market for a five (5) consecutive business days immediately preceding the conversion date.
     In addition, the Company agreed to pay US Securities & Futures Corp. a $90,000 commission as compensation for arranging the placement of its Series H Debenture. US Securities & Futures Corp. is not an affiliate of the Company.
ITEM 7.  EXHIBITS
10.210         Form of  Series H Convertible  Debenture.
10.211         Form of  Offshore Securities Subscription Agreement


                                   SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                              MANAGEMENT TECHNOLOGIES, INC.
                              -----------------------------

                              (Registrant)


                              /s/ Peter Morris
                                 -------------------------------

                              Peter Morris
                              President & Chief Operating Officer
Dated: August 8, 1996
New York, New York